Exhibit 99.1
POWER OF ATTORNEY
Reports Under the Securities Exchange Act of 1934
     Each of the undersigned directors and officers of First Citizens Banc Corp (the “Corporation”), an Ohio banking corporation, hereby constitutes and appoints DAVID A. VOIGHT, and TODD A. MICHEL, and each of them, with full power to act for him or her without the others and with full power of substitution and resubstitution, to be his or her lawful attorneys-in-fact to sign for the undersigned in any and all capacities, and in his or her name, place and stead, any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments and exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as he or she could do in person, hereby ratifying and approving the acts of said attorneys and any such substitutes.

/s/ David A. Voight

David A. Voight, President (Principal
Executive Officer)

/s/ Todd A. Michel

Todd A. Michel, Senior Vice President
(Principal Financial Officer)

/s/ Laurence A. Bettcher	/s/ Allen R. Nickles, CPA, CFE

Laurence A. Bettcher	Allen R. Nickles, CPA, CFE

/s/ Robert L. Bordner	/s/ Robert L. Ransom

Robert L. Bordner	Robert L. Ransom

/s/ Ronald E. Dentinger	/s/ Leslie D. Stoneham

Ronald E. Dentinger	Leslie D. Stoneham

/s/ Blythe A. Friedley	/s/ Daniel J. White

Blythe A. Friedley	Daniel J. White

/s/ W. Patrick Murray	/s/ J. George Williams

W. Patrick Murray	J. George Williams

/s/ George L. Mylander

George L. Mylander

Dated: May 15, 2006